Exhibit 99.1

Contact:

Kathleen Campbell, Marketing Director              First Citizens National Bank
570-662-0422                         15 S. Main Street
570-662-8512 (fax)                  Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter Earnings

MANSFIELD, PENNSYLVANIA— July 26, 2005 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter of 2005. Net income for the three months and six months ended June 30, 2005 was $1,313,000 and $2,580,000, respectively. This compares to the three months and six months ended June 30, 2004 of $1,468,000 and $2,961,000, respectively. Earnings per share were $.91 through June 2005 compared with $1.04 in 2004, a decrease of 12.5%.

Return on equity (ROE) was 12.52% while return on assets (ROA) was 1.02% for the first six months of 2005. Likewise, ROE and ROA was 15.41% and 1.26% for the first six months of 2004, respectively.

Since June of last year, total loans have increased $20.6 million, which represents a 5.87% increase. Total deposits have increased $7.5 million, an increase of 1.81%. CEO and President Randall E. Black stated, “Despite the ongoing effects of the flattening yield curve and the issues it presents to our interest margins, we have been able to increase our loan portfolio and continue to report solid core earnings from operations. Year-to-date net interest income increased $294,000 or 3.5% over the same period a year ago. The lack of security gains has had a significant impact to our overall net income, particularly compared to realized gains of $491,000 recorded for the first six months of 2004.”

During this same period, asset quality has continued to improve such that through June, there has been no provision for loan losses. The ratio of classified assets to regulatory capital has improved from 27.90% as of June 30, 2004 to 20.82% as of June 30, 2005.

Stockholders’ equity, excluding accumulated other comprehensive income, has increased $2,148,000 or 5.45% since last June. In June, 21,453 shares of treasury stock were purchased at a total cost of $462,312. The book value per share of $14.76 represents an increase of 5.3% over last year.

The cash dividend to be paid on July 29, 2005 to record holders of July 15, 2005 will be $.205 per share. This compares to $.195 per share for the comparable period in 2004, an increase of 5.1%. “The increase in dividends of 5.1% over last year reflects the continued profitability of the Company and the Board of Directors’ desire to provide shareholders with overall total return,” stated Mr. Black. The annualized dividend yield through June is 3.86%. Additionally, a 1% stock dividend will be distributed to shareholders, which is a continuation of past practice since 1991.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties where their 15 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands)	2005	2004	2004
ASSETS:
Cash and due from banks:
Noninterest-bearing	$8,607	$9,162	$8,782
Interest-bearing	101	177	3,650
Total cash and cash equivalents	8,708	9,339	12,432

Available-for-sale securities	91,947	95,747	98,507

Loans (net of allowance for loan losses: 2005, $3,692;
December 31, 2004, $3,919; and June 30, 2004, $4,129)	367,684	355,774	346,668

Premises and equipment	12,493	11,833	10,395
Accrued interest receivable	1,895	1,736	1,689
Goodwill	8,605	8,605	8,605
Core deposit intangible	973	1,262	1,551
Bank owned life insurance	7,598	7,449	7,299
Other assets	7,244	7,602	7,650

TOTAL ASSETS	$507,147	$499,347	$494,796

LIABILITIES:
Deposits:
Noninterest-bearing	$46,764	$46,866	$47,157
Interest-bearing	375,668	372,208	367,754
Total deposits	422,432	419,074	414,911
Borrowed funds	39,199	34,975	37,313
Accrued interest payable	1,599	1,870	1,543
Other liabilities	2,716	2,639	2,521
TOTAL LIABILITIES	465,946	458,558	456,288

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,937,519 shares in 2005 and at December 31, 2004
and 2,909,849 shares at June 30, 2004	2,938	2,938	2,910
Additional paid-in capital	10,804	10,804	10,213
Retained earnings	30,324	28,894	28,332
TOTAL	44,066	42,636	41,455
Accumulated other comprehensive (loss) income	(391)	164	(936)
Less: Treasury Stock, at cost 118,715 shares for 2005 and 97,262 at
December 31, 2004 and June 30, 2004	(2,474)	(2,011)	(2,011)

TOTAL STOCKHOLDERS' EQUITY	41,201	40,789	38,508
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$507,147	$499,347	$494,796

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30		June 30
	2005	2004	2005	2004
INTEREST INCOME:
Interest and fees on loans	$6,105	$5,447	$12,024	$10,795
Interest-bearing deposits with banks	-	3	-	8
Investment securities:
Taxable	749	852	1,541	1,744
Nontaxable	124	62	242	147
Dividends	55	67	106	129

TOTAL INTEREST INCOME	7,033	6,431	13,913	12,823

INTEREST EXPENSE:
Deposits	2,256	1,992	4,425	3,956
Borrowed funds	379	217	757	430

TOTAL INTEREST EXPENSE	2,635	2,209	5,182	4,386

NET INTEREST INCOME	4,398	4,222	8,731	8,437
Provision for loan losses	-	-	-	-

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,398	4,222	8,731	8,437

NON-INTEREST INCOME:
Service charges	746	751	1,419	1,482
Trust	86	119	208	246
Brokerage	55	58	93	112
Insurance	61	60	144	88
Gains on loans sold	12	12	22	21
Investment securities gains, net	-	204	-	491
Earnings on bank owned life insurance	75	79	149	158
Other	100	93	202	172

TOTAL NON-INTEREST INCOME	1,135	1,376	2,237	2,770

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,974	1,847	3,895	3,772
Occupancy	282	267	585	553
Furniture and equipment	160	165	335	335
Professional fees	131	158	275	312
Amortization of intangibles	144	109	289	217
Other	1,171	1,129	2,306	2,155

TOTAL NON-INTEREST EXPENSES	3,862	3,675	7,685	7,344

Income before provision for income taxes	1,671	1,923	3,283	3,863
Provision for income taxes	358	455	703	902

NET INCOME	$1,313	$1,468	$2,580	$2,961

Earnings Per Share	$0.46	$0.52	$0.91	$1.04
Cash Dividends Declared	$0.205	$0.195	$0.405	$0.385

FINANCIAL HIGHLIGHTS
(UNAUDITED)

(in thousands, except per share data and ratio data)
	2005	2004
Six Months Ended June 30
Net Income	$2,580	$2,961
Comprehensive Income	2,025	1,069
Per common share data:
Earnings per share	$0.91	$1.04
Cash Dividends declared	$0.405	$0.385
Performance Ratios:
Return on average assets (annualized)	1.02%	1.26%
Return on average equity (annualized)	12.52%	15.41%

Three Months Ended June 30
Net Income	$1,313	$1,468
Per common share data:
Earnings per share	$0.46	$0.52
Cash Dividends declared	$0.205	$0.195
Performance Ratios:
Return on average assets (annualized)	1.04%	1.23%
Return on average equity (annualized)	12.63%	15.12%

At June 30
Assets	$507,147	$494,796
Investment securities:
Available for sale	91,947	98,507
Loans (net of unearned income)	371,376	350,797
Allowance for loan losses	3,692	4,129
Deposits	422,432	414,911
Stockholders' Equity	41,201	38,508
Non-performing assets	2,806	3,299
Average Leverage Ratio	7.94%	7.81%
Per common share data:
Book value	$14.76	$14.02
Market value (average of bid/ask price)	$21.35	$22.48
Market price to book value ratio	144.69%	160.31%

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200
December 31, 2004	$23.65	$24.00	$0.200
September 30, 2004	$21.50	$22.15	$0.195

June 30, 2004	$22.20	$22.75	$0.195
March 31, 2004	$25.00	$25.25	$0.190
December 31, 2003	$23.85	$24.15	$0.190
September 30, 2003	$24.75	$25.50	$0.185